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                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is dated as of August 26, 1999, between CyberGuard Corporation, a Florida corporation ("Debtor"), and the persons or entities who have executed the counterpart signature pages attached hereto (individually, a "Secured Party" and collectively, the "Secured Parties").

         RECITALS:

         A. Secured Parties have loaned $4,313,484.38 to Debtor, which loan is evidenced by Debtor's convertible subordinated promissory notes of even date herewith (the "Notes").

         B. The parties desire for Debtor to enter into this Agreement to, among other things, grant a security interest in its assets to Secured Parties in order to secure the full and complete payment and performance of the Notes.

         NOW, THEREFORE, in consideration of the foregoing, including in order to induce Secured Parties to make the loan, Debtor hereby agrees with Secured Parties as follows:

         1. To secure the full and prompt payment of all obligations of Debtor to Secured Parties, whether direct or indirect, contingent or absolute, now or hereafter due or owing to Secured Parties from Debtor pursuant to the Loan Documents, Debtor hereby grants to Secured Parties a security interest in the following assets (collectively, the "Collateral"):

                  a. All present and future inventory, equipment, fixtures, furniture, money, deposit accounts, and all other goods and personal property of every kind and nature whatsoever, wherever located, now owned or hereafter acquired by Debtor, and any and all present and future tax refunds of any kind whatsoever to which Debtor is now or shall hereafter become entitled;

                  b. All present and future accounts, contracts, contract rights, chattel paper, documents and general intangibles of Debtor, including, without limitation, inventories, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, customer lists, software, source code, intellectual property (including, without limitation, patents, copyrights, licenses software, source code, and intellectual property relating to Debtor's Firewall Software and all present and future products, technology and services), now owned or hereafter acquired or created by Debtor, and all rights of Debtor now or hereafter existing in and to all other contracts relating to any such accounts, contracts, contract rights, chattel paper, rights to payment, documents, instruments, and general intangibles;

                  c. all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the Collateral heretofore described;

                  d. All present and future increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral heretofore described;

                  e. All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against manufacturers of,





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or claims against any other person with respect to, all or any part of the
Collateral heretofore described in this clause otherwise; and

                  f. All present and future security for the payment to Debtor of any of the Collateral heretofore described and goods which gave or will give rise to any of such Collateral or are evidenced, identified, or represented therein or thereby.

                  For purposes of this Agreement, the term "Loan Documents" shall mean any other documents or instruments executed in connection herewith, including, without limitation, the Notes and the Loan Agreement of even date herewith between Debtor and each of the Secured Parties (as the same may be further amended, restated, or otherwise modified from time to time).

         2. Debtor represents, covenants and warrants that:

                  a. Its principal place of business will continue to be 2000
W. Commercial Blvd.,  Suite 200, Ft. Lauderdale, Florida 33309.

                  b. Debtor shall sign and execute any financing statement or other documents required to perfect Secured Parties' security interest and pay all costs necessary to protect the security interest under this Agreement against the rights or interests of third parties, other than the rights of Debtor's existing secured lender, Coast Business Credit ("Coast").

                  c. Debtor authorizes Secured Parties to file one or more financing statements signed only by Secured Parties describing the Collateral in the same manner as it is described herein and Debtor shall, from time to time, at the request of Secured Parties, execute one or more financing statements and such other documents (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Secured Parties) and do such other acts and things, all as Secured Parties may request, to establish and maintain a valid security interest in the Collateral. Secured Parties are hereby appointed Debtor's irrevocable attorney-in-fact, coupled with an interest, to do all acts and things which Secured Parties may deem necessary to perfect and continue perfecting the security interest created hereby.

                  d. Except for (i) the security interest granted to Coast, and
(ii) the security interest granted hereby, Debtor is and shall be the lawful owner of the Collateral, with good right to pledge, sell, assign or transfer the same free from any lien, security interest or encumbrance, and Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same (other than Coast).

                  e. Debtor covenants and agrees that it shall not sell, transfer, lease or otherwise dispose of any of the Collateral (except for sales, transfers or dispositions of loaner and demo equipment in the ordinary course of business or sales of inventory in the ordinary course of business) without obtaining the prior written consent of Secured Parties to such sale, transfer, lease or other disposition.

                  f. Debtor covenants and agrees that it shall not move any item of equipment from the State in which it is now located (except for loaner and demo equipment moved in the ordinary course of business), locate at a new place of business, remove from a place of business as set forth above or establish a new chief executive office without giving the Secured Parties not less than thirty (30) days' prior written notice of such move, relocation, removal or establishment.

                  g. Debtor is a Florida corporation and the execution, delivery and performance of this Agreement are within Debtor's power and authority, have been duly authorized, and are not in contravention of any law or the terms of Debtor's charter, bylaws, or other incorporational papers, or any indenture, agreement or undertaking to which Debtor is a party or by which it is bound.



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                  h. Debtor will collect its accounts receivable only in the ordinary course of business, will keep accurate and complete records of its accounts receivable and, from time to time, will permit Secured Parties to examine its business records and to make copies thereof.

                  i. As of the date hereof, Debtor is indebted to Coast in the amount of $1,914,692.00, which amount includes all principal and accrued and unpaid interest. Debtor covenants that so long as this Agreement is in effect the total indebtedness of Debtor to Coast will not exceed $2,500,000.

         3. Debtor shall be in default under this Agreement upon the happening of any of the following events, circumstances or conditions:

                  a. If a default occurs under any of the Loan Documents which is not cured within any applicable grace period, and Secured Parties shall have accelerated Debtor's obligations thereunder.

                  b. Debtor shall have materially violated any covenant, agreement, representation or warranty contained herein or in any other Loan Documents.

         4. Upon the occurrence of the events, circumstances and conditions of default as set forth in Paragraph 3 above:

                  a. At Secured Parties' option, and upon notice to Debtor, all of the obligations and liabilities of Debtor to Secured Parties evidenced herein or secured hereby shall immediately be due and payable.

                  b. Secured Parties shall have all the rights, remedies and privileges contained herein and in any other Loan Document, and the rights, remedies and privileges accorded to (a) a secured party by the Uniform Commercial Code in effect as of the date of this Agreement and as may be hereafter amended and (b) a creditor under any other applicable law.

                  c. Secured Parties shall have the right to notify the obligors under any of the Collateral to make payments owed to Debtor directly to Secured Parties, and to take control of all proceeds thereof and enforce any and all obligations of said obligors. The cost of such collection and enforcement, including attorneys' fees and out-of-pocket expenses, shall be borne solely by Debtor, whether the same are incurred by Secured Parties or Debtor. In order to facilitate Secured Parties' rights hereunder, Debtor does hereby irrevocably designate and appoint Secured Parties as Debtor's true and lawful attorney-in-fact, either in Debtor's own name, place and stead, or otherwise, at any time after the occurrence of an event of default, to ask, demand, receive, receipt and give acquittance for any and all amounts which are now or may hereafter become due and payable to Debtor and which are part of the Collateral.

                  d. Upon request of Secured Parties, Debtor shall assemble the Collateral or evidence thereof and make it available to Secured Parties at a place designated by Secured Parties.

                  e. Secured Parties may enter Debtor's premises where any of the Collateral is located, and take possession of and remove all or any portion of the Collateral or evidence thereof therefrom for purposes of disposition pursuant to this Agreement. Any proceeds of any disposition of any of the Collateral may be first applied by Secured Parties toward the payment of expenses in connection with the exercise of their rights and remedies hereunder, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be applied by Secured Parties toward the payment of the indebtedness secured hereby, but in such order of application as Secured Parties may elect in their sole discretion.



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                  f. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other person entitled to notice under the UCC; provided, however, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Parties may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than five (5) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice.

                  g. Debtor shall remain liable for any deficiency remaining after any sale or other disposition of the Collateral or any portion thereof.

                  h. All of the rights, powers, remedies and privileges of Secured Parties in the event of default by Debtor, as provided under this Agreement and under applicable law, including, but not limited to, the Uniform Commercial Code, shall be cumulative and in addition one to the other, and in addition to those rights, powers, remedies and privileges afforded Secured Parties under the provisions of any other Loan Documents.

         5. Notwithstanding anything contained in this Agreement to the contrary, each of the Secured Parties hereby irrevocably appoints and authorizes the Majority Secured Party, in its sole discretion, to take all actions or exercise all powers that are granted to the Secured Parties herein. The Majority Secured Party shall have the right, for the ratable benefit of all Secured Parties, for the enforcement of this Agreement and the collection of the Collateral, and may take all actions in connection therewith as it deems desirable in its sole discretion, without any authorization from the other Secured Parties. The other Secured Parties agree that they shall have no claim against the Majority Secured Party with respect to any action taken or not taken hereunder, or any loss resulting from such action or inaction, except for gross negligence and willful misconduct of the Majority Secured Party. Under no circumstance shall the Majority Secured Party be deemed a fiduciary to the other Secured Parties with respect to this Agreement. For purposes of this Agreement, the term "Majority Secured Party" shall mean the Secured Party or Secured Parties, as the case may be, holding fifty-one percent (51%) or more of the sum of the aggregate principal outstanding balance of the Notes.

         6. No waiver of, or acquiescence in, any default shall operate as a waiver of, or acquiescence in, any other default then existing or thereafter occurring, whether or not such other default be of the same type as that waived or acquiesced in. No delay or omission on the part of Secured Parties in exercising any right, power, remedy or privilege hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by Secured Parties of any right, power, remedy or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         7. All rights of Secured Parties in connection herewith shall be subject to any and all subordination agreements, intercreditor agreements and similar agreements executed by Secured Parties in connection herewith.

         8. All rights in the Collateral granted to the Secured Parties hereunder shall be proportionate to each Secured Party's ratable interest in the total indebtedness of Debtor to the Secured Parties under the Notes.

         9. For the purpose of enabling Secured Parties to exercise rights and remedies under this Agreement at such time as Secured Parties shall be lawfully entitled to exercise such rights and remedies and for no other purpose, Debtor hereby grants to Secured Parties an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign or sublicense any of the Collateral, now owned or hereafter acquired by Debtor and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Until such time as Secured Parties are entitled to exercise such rights and remedies Debtor is entitled to use the Collateral without payment of royalty or other compensation to Secured Parties. Upon payment in full of the indebtedness secured hereby, the license granted to the Secured Parties hereunder shall terminate.



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         10. This Agreement shall be governed by the laws of the State of
Connecticut, without regard to conflict of law principles.

         11. Debtor shall neither assign its rights nor delegate the performance of its duties hereunder without Secured Parties' prior written consent. Secured Parties may assign their rights and delegate the performance of their duties hereunder, and if Secured Parties do so, the assignee upon notifying Debtor shall be entitled to the performance of all Debtor's duties and to all Secured Parties' rights hereunder.

         12. To the full extent Debtor may do so under applicable law, Debtor agrees that Debtor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisal or valuation, and Debtor, for Debtor, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby WAIVES and RELEASES all rights of redemption, valuation, appraisal, and all rights to receive notices of presentment, demand, protest, dishonor, default, intention to mature or declare due the whole or any part of the secured indebtedness, notice of election to mature or declare due the whole or any part of the secured indebtedness, and all rights to a marshaling of the assets of Debtor, including the Collateral.

         13. MISCELLANEOUS.

                  a. All provisions herein shall inure to and become binding upon the heirs, executors, administrators, successors, representatives, receivers, trustees and assigns of the parties hereto.

                  b. Any notices required or allowed hereunder shall be in writing and shall be deemed satisfactorily given when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, or forwarded by a nationally recognized overnight courier service and, if to the Debtor, addressed to Debtor at the address set forth in Section 2(a) hereof, and if to a Secured Party, addressed to such Secured Party at the address set forth on the signature pages hereto (or such other address as may be specified in a written notice forwarded to the parties hereto as herein specified).

                  c. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms herein stated. This Agreement may not be modified, amended or changed in any manner, nor shall any waiver of any provision hereof be effective, except by an instrument in writing signed by the party against whom enforcement of such modification, amendment, change or waiver is sought.

                  d. If any term or provision of this Agreement, application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  e. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                  f. DEBTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY






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APPLICABLE STATUTE OR REGULATIONS. DEBTOR ACKNOWLEDGES THAT IT IS KNOWINGLY AND
VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.




                                                         SIGNATURE PAGE FOLLOWS




















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         IN WITNESS THEREOF, this Agreement has been duly executed by the parties as of the date and year first above written.

                                           "DEBTOR"

                                           CYBERGUARD CORPORATION


                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------



                                           "SECURED PARTY"



                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                           Address:
                                                 -------------------------------






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